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EX-99.B
                    Flag Investors Communications Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
                       Flag Investors Class A, Class B and
                               Class C Shares and
                              Institutional Shares

                            Adopted December 13, 1995
                         Amended through August 4, 1997
                    With Exhibits through September 28, 1998

I.  Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Communications Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for three classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A (formerly known as the Flag Investors Shares), Flag Investors Class B and Flag Investors Class C) and Institutional Shares and future classes of Fund shares. The Flag Investors Class A Shares have been offered since the Fund's inception on January 18, 1984, the Flag Investors Class B Shares have been offered since January 3, 1995, the Flag Investors Class C Shares have been offered since October 19, 1998 and the Institutional Shares have been offered since February 26, 1998.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors after the date hereof. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II.      Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.



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         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")(1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.


III.     Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;
(ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.


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(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.


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                                 BOARD APPROVALS

                                                      Approved: December 7, 1988


         Approval of Distribution Agreement, Plan of Distribution, and Form of Sub-Distribution Agreement

         RESOLVED, that the proposed Distribution Agreement, between the Fund and Alex. Brown & Sons Incorporated for distribution of the Fund's shares be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreemtnt with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution (the "Plan") is determined to be reasonably likely to benefit the Fund to its shareholders;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement of the Fund be, and the same hereby is, approved.



                                                       Approved:  March 23, 1993

         Resolutions of Board Designating Flag Investors Class A Shares and Creating Flag Investors Class B Shares (now known as Class D Shares)

         WHEREAS, the Board of Directors of Flag Investors Telephone Income Fund, Inc. has previously designated one class of the Fund's shares: "Flag Investors Telephone Income Fund Shares";

         NOW THEREFORE BE IT RESOLVED, that such Shares be, and they hereby are, further designated and classified as the Fund's Class A Shares;

         FURTHER RESOLVED, that in accordance with the authority granted to the Board of Directors of the Fund pursuant to Article VI, Section 4 of the Fund's Articles of Incorporation, a second class of the Fund's 40 million authorized shares of common stock, par value $.001, be and hereby is, classified and designated as the Fund's "Flag Investors Class B Shares" (the "Class B Shares");

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund to make all appropriate filings with the Securities and Exchange Commission (the "Commission") with respect to the establishment of such new class of shares, the related Distribution Agreement and Plan of Distribution under Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") approved at this meeting by this Board of Directors, including, if they deem it necessary or appropriate, supplements and post-effective amendments under the Securities Act of 1933 (the "1933 Act") and under the 1940 Act to the Fund's Registration Statement on Form N-1A (Registration No. 2-87366), and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), procuring all other necessary signatures thereon, and filing the appropriate exhibits thereto with Commission under the 1933 Act and the 1940 Act;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund, to take any other action that the officer so acting may deem necessary or appropriate in connection with the establishment and registration of the Class B Shares of the Fund, the taking of any such action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.


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                                                   Approved:  September 22, 1994

              Resolutions of Board Reclassifying Old Flag Investors Class B Shares and Creating New Flag Investors Class B Shares

         RESOLVED, that all issued and outstanding Class B Shares of Flag Investors Telephone Income Fund, Inc. (the "Fund") be, and they hereby are, reclassified as Flag Investors Class D Shares (the "Class D Shares");

         FURTHER RESOLVED, that the Board of Directors of the Fund, having considered the growth in class assets, outlook for further growth and other relevant considerations, have determined that the offering of the Class D Shares should be terminated, such termination to be effective as of November 18, 1994;

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed in the name and on behalf of the Fund, to take any action that the officer so acting may deem necessary or appropriate, to effect the termination of the offering of the Class D Shares;

         FURTHER RESOLVED, that an additional class of shares of the Fund be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:


Total # of Shares          Class A      Class B      Class D     Unclassified
-----------------         ----------   ---------    ---------    ------------
70,000,000                60,000,000   5,000,000    3,000,000      2,000,000


         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between the Fund and Alex. Brown & Sons Incorporated for the Class B Shares of the Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.


                                                   Date Approved: March 26, 1997


                       Approval of Amended Rule 18f-3 Plan

         RESOLVED, based upon information presented to the Board of Directors of Flag Investors Telephone Income Fund, Inc. (the "Fund"), that the Directors, including a majority of the Directors who are not "interested persons" of the Fund, have determined that the Fund's amended Rule 18f-3 Plan, including the expense allocations described therein, is in the best interests of the fund and each of its classes;

         FURTHER RESOLVED, that the amended Rule 18f-3 Plan for the Fund be, and hereby is, approved, in substantially the form presented to this meeting; and


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         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the amended Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.


                                                  Date Approved:  August 4, 1997

                     Resolutions Approving New Distribution
                       Agreement for Flag Investors Shares

         RESOLVED, that ICC Distributors, Inc. ("ICC ") be, and it hereby is, appointed distributor for all classes of Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc. and Flag Investors Equity Partners Fund, Inc., and for the Flag Investors classes of each of Managed Municipal Fund, Inc. and Total Return U.S. Treasury Fund, Inc., such appointment to be effective upon the consummation of the merger of Alex. Brown Incorporated with and into a subsidiary of Bankers Trust New York Corporation (the "Merger"), or at such other time as the proper officers of the Fund shall determine.

         FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. and ICC Distributors, Inc. with respect to all shares except the Flag Investors Shares be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Total Return U.S. Treasury Fund, Inc. (for Flag Investors Shares), Managed Municipal Fund, Inc. (for the Flag Investors Shares), Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., and Flag Investors Equity Partner Fund, Inc., and ICC Distributors, Inc. be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Funds be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.


                                                  Date Approved:  August 4, 1997

                         Resolutions Approving New Plan
                       of Distribution for Class A Shares

         RESOLVED, that the Plan of Distribution for the Flag Investors Class A Shares of Flag Investors Telephone Income Fund, Inc. be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

         FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.


                                                  Date Approved:  August 4, 1997

                         Resolutions Approving New Plan
                       of Distribution for Class B Shares

         FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class B Shares of said Fund be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

         FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.


                                                  Date Approved:  March 27, 1998

              Approval of Restated Distribution Agreements and Form
            of Sub-Distribution and Shareholder Servicing Agreements

         RESOLVED, that the proposed Restated Distribution Agreement between Flag Investors Telephone Income Fund, Inc. and ICC Distributors, Inc. for each class of the Fund's shares, be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.

         RESOLVED, that the proposed form of Sub-Distribution Agreement for the Flag Investors Family of Funds be, and hereby is, approved in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proposed form of Shareholder Servicing Agreement for the Flag Investors Family of Funds be, and the same hereby is, approved in substantially the form submitted to this meeting.

         FURTHER RESOLVED, that the proper officers of Flag Investors Telephone Income Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of their respective Funds, to take all necessary or appropriate actions to effect the purposes of the foregoing resolutions.

                                              Date Approved:  September 28, 1998

                     Establishment of Flag Investors Class C
                  Shares, Authorization to Increase Authorized
           Amounts, Designate New Shares, File Articles Supplementary
                   to the Fund's Articles of Incorporation and
                   Take Other Necessary or Appropriate Action

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Communications Fund, Inc. is authorized to issue be, and hereby is, increased from eighty-five million (85,000,000) shares, having the aggregate par value of eighty-five thousand dollars ($85,000), to one hundred million (100,000,000) shares, having the aggregate par value of one hundred thousand dollars ($100,000), and that from such amount, fifteen million (15,000,000) authorized and unissued shares be, and they hereby are, designated and classified as the "Flag Investors Communications Fund Class C Shares" (the "Flag Investors Class C Shares");

         FURTHER RESOLVED, that the proper officers of Flag Investors Communications Fund, Inc. be, and each of them hereby is, authorized and directed to execute and file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the Flag Investors Class C Shares;

         FURTHER RESOLVED, that the proper officers of Flag Investors Communications Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of the Fund to file with the Securities and Exchange Commission a supplement to the Fund's prospectus and to take all other actions and make all other filings that the officer so acting may deem necessary or appropriate in connection with the establishment of the Flag Investors Class C Shares, the taking of any such action to establish conclusively such officer's authority therefor and the approval and ratification thereof by the Fund; and

         FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of Flag Investors Communications Fund, Inc.


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EXHIBIT A
Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000068) on February 8, 1996 is herein incorporated by reference.

2. Articles Supplementary filed as Exhibits (1)(b), (1)(c) and (1)(d) to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000068) on February 8, 1996 is herein incorporated by reference.

3. Articles Supplementary filed as Exhibit (1)(e) to Post-Effective Amendment No. 21 to Registrant's Registration Statement on Form N-1A (File No. 2-873376), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000501) on February 27, 1998 is herein incorporated by reference.

4. Articles Supplementary filed as Exhibits (a)(6) and (a)(8) to this Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A (File No. 2-87336) filed herewith.

5. Articles of Amendment filed as Exhibit (a)(7) to this Post-Effective Amendent No. 22 to Registrant's Registration Statement on Form N-1A (File No. 2-87336) filed herewith.

6. By-Laws as amended through December 18, 1996 filed as Exhibit (2) to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-97-000792) on April 28, 1997 are herein incorporated by reference.

7. Distribution Agreement dated August 31, 1997 between Registrant and ICC Distributors, Inc. with respect to Flag Investors Shares filed as Exhibit (6)(a) to Post-Effective Amendment No. 21 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000501) on February 27, 1998 is herein incorporated by reference.

8. Distribution Plan with respect to Class A Shares filed as Exhibit (15)(d) to Post-Effective Amendment No. 21 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000501) on February 27, 1998 is herein incorporated by reference.

9. Distribution Plan with respect to Class B Shares filed as Exhibit (15)(e) to this Post-Effective Amendment No. 21 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000501) on February 27, 1998 is herein incorporated by reference.

10. Distribution Plan with respect to Class C Shares filed as Exhibit (m)(7) to this Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed herewith and is herein incorporated by reference.

11. Form of Sub-Distribution Agreement between ICC Distributors and Participating Dealers filed as Exhibit (6)(b) to Post-Effective Amendment No. 21 to Registrant's Registration Statement on Form N-1A (File No. 2-87336), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000501) on February 27, 1998 is herein incorporated by reference.

12. Prospectuses filed as part of this Registration Statement on Form N-1A (File No. 2-87336) is herein incorporated by reference, as amended from time to time.